UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BOULDER CREEK EXPLORATIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	None
(State of Incorporation)	(I.R.S. Employer Identification No.)

1255 West Pender Street, Vancouver, British Columbia	V6E 2V1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-121360

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form SB-2 (File No. 333-121360) as filed with the Securities and Exchange Commission on December 17, 2004, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation
3.1	Certificate of Amendment to Articles of Incorporation
3.2	Bylaws
10.1	Option to Purchase Agreement

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BOULDER CREEK EXPLORATIONS, INC.
(Registrant)

Date: October 11, 2006	By:	/s/ David C. Hayes
Name: David C. Hayes
Title: Chief Financial Officer